UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

AMERIGROUP Corporation (the "Company") annually grants cash incentive awards pursuant to the Company’s 2003 Cash Incentive Plan. The cash incentive awards have an annual component (the "Annual Bonus Plan") based on individual and Company performance during the applicable year and a rolling three-year performance cycle component (the "LTI Plan") that itself has an annual component (based on individual and Company performance during the first year of the cycle) and a long-term component (based on individual performance during the first year of the cycle and Company performance during all three years of the cycle). The cash incentive plan is funded only in the event the Company achieves its corporate performance goal relating to attainment of certain levels of audited generally accepted accounting principles (GAAP) net income. Each individual’s actual cash incentive award can vary from 80% of the target amount to 120% of the target amount depending upon the individual’s achievement of his/her major job objectives ("MJOs"). Payment of the awards under the Annual Bonus Plan (if earned) is made prior to March 31st of the following year, whereas payment of awards under the LTI Plan (if earned) is deferred until the end of the performance cycle (subject to continued employment on the payment date following the end of the cycle). Accordingly, the award attributable to performance year 2005 under the LTI Plan beginning in 2005 is payable prior to March 31st of 2008, and payment of any award relating to the performance year 2006 under the LTI Plan beginning in 2006 (if earned) will be payable prior to March 31st of 2009. As noted above, to be eligible to receive an award for any year in the three-year cycle under the LTI Plan, the Company must meet its performance goal in that year, and the individual must attain his or her MJOs in the first year of the cycle. The Compensation Committee determined that based upon the Company’s financial performance for 2005, no cash incentive awards were payable to the Company’s executive officers under the Annual Bonus Plan for 2005, or for the three-year cycle under the LTI Plan beginning in 2005. In addition, there was no funding for the second year of the three-year cycle for the 2004 LTI Plan or the third year of the three-year cycle for the 2003 LTI Plan.

For the performance year ending December 31, 2006, the Compensation Committee established maximum cash incentive amounts for Jeffrey L. McWaters and James G. Carlson and targets for the cash incentive annual bonus awards for certain of the Company’s Named Executive Officers as follows:

2006 Cash Incentive Annual Bonus

Jeffrey L. McWaters, $1,311,272 (maximum)
James G. Carlson, $1,037,210 (maximum)
Eric M. Yoder, M.D., $125,000 (target)
Richard C. Zoretic, $225,000 (target)
Stanley F. Baldwin, $175,000 (target)

Award Targets 2006 LTI Plan

Jeffrey L. McWaters, $222,272 (maximum)
James G. Carlson, $100,000 (maximum)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

April 10, 2006	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President , General Counsel and Secretary